FORTIS-Registered Trademark-

FORTIS INVESTORS, INC.
P.O. Box 64284
St. Paul, MN 55164
(612) 738-4000                     BANK SUPPLEMENT TO FORTIS INVESTORS'
(800) 800-2638                     DEALER SALES AGREEMENT
-------------------------------------------------------------------------------

THIS ADDENDUM is an agreement between _______________________________________,
("the Bank") and Fortis Investors, Inc. ("Investors"). It amends the Dealer Sales Agreement ("Agreement") the parties entered into effective ________________ 19__ and all applicable product supplements to the Agreement, including but not limited to the Mutual Fund, Variable Annuity and Variable Universal Life Insurance Supplements. Not withstanding any other provision of the Agreement, the parties agree as follows.

1. The Bank stipulates that it is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 as amended. Accordingly, it is duly authorized to perform pursuant to the Agreement even though it is not registered as a securities broker-dealer and shall not be required by the Agreement to be a licensed securities broker-dealer or to be a member of the National Association of Securities Dealers, Inc.

2. The Bank shall have no responsibility for the qualification of any mutual fund, variable annuity, variable universal life or other securities or variable products (collectively "products") for sale in any jurisdiction.

3. The Bank shall purchase shares of a product solely on the order of and for the account of its customers.

4. The Bank shall not be responsible for selling on a "best efforts" basis, and shall not have any responsibility to endorse or promote any product.

5. The Bank may use the name of the Investors' products in advertising which lists the general products available through the bank.

6. If the Agreement is subject to the terms of any agreements between Investors and others, Investors shall provide them to the Bank prior to commencement of the Agreement.

7. The terms of this supplement shall not be amended without the prior written consent of both parties.

8. Except as specifically provided otherwise in this Supplement, the Bank shall be subject to the same requirements, and shall have the same rights, as dealers under the attached Dealer Sales Agreement and any other supplements to such Agreement.

This supplement becomes effective automatically the first time the Dealer places an order for any product following its receipt of this document.

97774N (9/94)

FORTIS-Registered Trademark-

FORTIS INVESTORS, INC.
P.O. Box 64284
St. Paul, MN 55164
(612) 738-4000
(800) 800-2638                     DEALER SALES AGREEMENT
-------------------------------------------------------------------------------


__________________________________________________, a Dealer sales organization
(the "Dealer") currently registered and in good standing with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), and all necessary state regulators, with principal offices at _________________________________________________________________,
hereby accepts membership in a selling group to distribute the following products ("Products") (check applicable boxes) available through Fortis Investors, Inc. ("Investors"):

SECURITIES ISSUED                   CONTRACTS ISSUED BY FORTIS BENEFITS INSURANCE COMPANY,
THROUGH FORTIS                      OR FIRST FORTIS LIFE INSURANCE COMPANY FOR CONTRACTS SOLD
INVESTORS, INC.:                    IN THE STATE OF NEW YORK (THE "INSURANCE COMPANIES"):
/_/ Mutual Funds                    /_/ Variable Universal Life Insurance

                                    /_/ Variable Annuity

                                    /_/ Fixed Annuity

Upon execution of this Agreement, the Dealer may participate in the distribution of these Products, subject to the following terms and to those contained in the applicable product supplement(s) to this Agreement.

1.  COMPENSATION

The compensation payable shall be that described in the attached Product supplement(s); or in subsequent supplements which may be sent to the Dealer.

2.  DEALER ACTS FOR OWN ACCOUNT

In all sales of these products to the public, the Dealer shall act as Dealer for its own account and not as agent for Investors, the issuers of the Products underwritten by Investors, or any other Dealer.

3.  SUITABILITY

The Dealer is responsible for determining suitability. In making such determinations the Dealer agrees to comply with all applicable NASD rules and requirements as well as all applicable federal and state laws and regulations. In addition, the Dealer will abide by Investors' compliance standards with respect to the sale of the Products. Investors' compliance standards will be provided to the Dealer and may be amended from time to time. Amended compliance standards shall become effective automatically upon the Dealer's receipt of the amended compliance standards.

4.  ORDERS

Orders to purchase or redeem interests in Investors' Products: 1) must be placed as described in the Products' current Prospectus; 2) must be unconditional; 3) are subject to acceptance by Investors or the Insurance Companies or both, as the case may be, and 4) become effective as described in the current Prospectus.

97769N (9/94)

Investors and the Insurance Companies have the right in their sole discretion to reject for any reason any order or insurance or annuity application. In addition, with respect to insurance Products, many state insurance departments require that owners be given a right of recision. In the event that such a right of recision is exercised, or such a refund is made, the Dealer agrees to promptly repay any compensation received as a result of such sale, and that if such repayment is not made promptly, any such unrepaid compensation may be deducted from any other sums owed the Dealer by Investors or the Insurance Companies.

5.  PAYMENT

All purchases shall be paid for as described in the Product's current Prospectus. Otherwise, Investors reserves the right, without notice, to immediately cancel the sale and, at its option, to hold the Dealer responsible for any resulting loss suffered by Investors, the Insurance Companies, or the issuer of the Product.

6.  REPRESENTATIONS

(a) The Dealer is not authorized to make any representations concerning the Products except those contained in the then current Prospectus, Statement of Additional Information, or in current material furnished by Investors which is officially designated as approved advertising or sales literature. Investors will supply Prospectuses and reasonable quantities of supplemental sales literature, sales bulletins and additional information as issued. The Dealer agrees not to use other advertising and sales material relating to the Products except that which conforms to the applicable requirements of the Federal and State securities laws and which is approved in writing by Investors in advance of such use.

(b) The Dealer agrees not to sell, or offer for sale, any Product unless the Dealer has met all necessary Federal, NASD, and State regulatory licensing and other requirements for doing so, including any Prospectus and Statement of Additional Information delivery requirements and Section 26 of Article III of the NASD Rules of Fair Practice (which pertains to the sale of investment company securities); and agrees to be solely responsible for the proper licensing, conduct and supervision of its representatives. Expulsion of either party from the NASD will automatically terminate this Agreement without notice.

7.  INDEBTEDNESS

Compensation payable under this Agreement or any other agreement with Investors or an affiliated company will be subject to offsets to repay any indebtedness or claims now due, or which may become due at any time from the Dealer to Investors or such affiliate. Investors or such affiliate will have a lien on all such compensation, as security for the payment of any and all such debts or claims, and Investors will have the right to deduct any monies due from such compensation, together with legal interest, without any requirement that it first obtain the Dealer's consent or give the Dealer notice.

This lien and assignment will not be extinguished by the termination of this Agreement and will be binding upon the Dealer's successors, executors, administrators and assigns. Upon termination of this Agreement, all monies and indebtedness due Investors will be payable immediately upon demand, together with interest payable at the legal rate from the date of such termination.

8.  INDEMNIFICATION

(a) Investors shall indemnify, defend and hold harmless the Dealer and all of its affiliates against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses in defending claims or liabilities arising from any untrue statement or alleged untrue statement of a material fact contained in the prospectus or the registration statement of the Product, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the issuer of the Products and filed with any state regulatory agency in order to register to qualify the Products under state securities laws (the "blue sky applications"), or which shall arise out of or be based upon any omission or alleged omission to state a material fact required to be stated in the prospectus or the registration statement or any of the blue sky applications or which is necessary to make the statements or a part thereof not misleading. This indemnity provision shall survive the termination of this Agreement.

(b) The Dealer shall indemnify, defend and hold harmless Investors and all of its affiliates, and the Insurance Companies and their affiliates and their officers, directors, employees, agents, and assignees against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending any claims or liabilities, whether or not resulting in any liability to any of them, of which they or any of them may incur, including but not limited to alleged violations of the Securities Act of 1933, as amended, and/or to the Securities Exchange Act of 1934, as amended, arising out of the offer or sale by the Dealer of the Products pursuant to this Agreement, arising out of the breach by the Dealer of any of the terms and conditions of this Agreement, or arising out of the sale by the Dealer of any other product or service not offered by Investors, other than any claim, demand or liability arising from any untrue statement or alleged untrue statement of a material fact contained in the prospectus or the registration statement of the Products, as filed and in effect with the SEC or any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the issuer of the Products and filed with any state regulatory agency in order to register or qualify the Products under state securities laws (the "blue sky applications"), or which shall arise out of or be based upon any omission or alleged omission to state a material fact required to be stated in the prospectus or the registration statement or any of the blue sky applications or which is necessary to make the statement or a part thereof not misleading. This indemnity provision shall survive the termination of this Agreement.

9.  OTHER

(a) The Dealer agrees to comply with the terms of this Agreement and all of Investors' and the Insurance Companies' procedures for the sale of the Products, and agrees that no failure, neglect or forbearance by Investors or the Insurance Companies to require strict performance of any such requirements shall be construed as a waiver of their rights or privileges hereunder.

(b) This Agreement may be terminated by either party upon seven days' written notice.

(c) All written communications to Investors or the Insurance Companies shall be sent to the address on the product's current Prospectus. Any notice to the Dealer shall be duly given if mailed or telegraphed to the address shown in the Agreement or the last known address of record.

(d) This Agreement becomes effective only when accepted and signed by Investors, and shall be construed in accordance with Minnesota law.

(e) There is a corresponding product supplement to this Agreement for each of the boxes checked in the first paragraph of this Agreement which contains additional information. Such supplements and/or this Agreement may be amended by Investors from time to time and the amendments shall become effective automatically the first time the Dealer places an order for any Product following its receipt of the amended supplement.

---------------------------------            ---------------------------------
Dealer                                       By: (Signature)


---------------------------------            ---------------------------------
Street Address                               Please print name


---------------------------------            ---------------------------------
City            State        Zip             Title


                                             ---------------------------------
                                             Tax Identification Number


                                              for FORTIS INVESTORS, INC.
                                              accepted by:


---------------------------------            ---------------------------------
Date Accepted

FORTIS-Registered Trademark-

FORTIS INVESTORS, INC.
P.O. Box 64284
St. Paul, MN 55164
(612) 738-4000                     VARIABLE ANNUITY SUPPLEMENT TO
(800) 800-2638                     DEALER SALES AGREEMENT
-------------------------------------------------------------------------------

1.  THE CONTRACTS

The variable annuity contracts offered by Fortis Investors under this Supplement are issued by First Fortis Life Insurance Company if sold in the state of New York and by Fortis Benefits Insurance Company if sold in any other state. See the current variable annuity Prospectuses for contract features.

2.  APPOINTMENT AND AUTHORITY

The Dealer, when appointed by Fortis Benefits Insurance Company and/or First Fortis Life Insurance Company (herein called the "Insurance Companies"), is authorized to take applications for variable annuity contracts offered by Fortis Investors and issued by the Insurance Companies, to collect and send initial premiums to the Insurance Companies, and to deliver and service policies. These duties shall be performed only in states in which the Dealer is properly licensed and the Insurance Companies are qualified to do business.

The Dealer is also authorized by Investors to recruit and nominate others, hereafter Representatives, who, when duly licensed in any state where they will be soliciting, will be appointed by the Insurance Companies. It is understood and agreed that such Representatives will be Representatives of the Dealer and that the Dealer shall be solely responsible for their conduct. Representatives may accept applications for variable annuity contracts once properly appointed. Investors and the Insurance Companies reserve the right to refuse to appoint any nominated Representative or, once appointed, to terminate any appointment.

The Dealer or Representative will not make, alter or discharge any contract of insurance, nor waive any of the provisions of any such contract.

3.  RESPONSIBILITIES

The Dealer agrees to comply with all applicable insurance and securities laws and regulations relating to the business of insurance and with all rules and regulations of the Insurance Companies, and shall indemnify and hold Investors and the Insurance Companies harmless for any and all claims, expenses, costs, and damages which may be asserted by any third party or parties against Investors or the Insurance Companies arising from any breach of this Agreement.

4.  COMPENSATION

FORTIS BENEFITS INSURANCE COMPANY CONTRACTS:

The Dealer sales commission is 5% of the purchase amount (3% if the owner or annuitant is 80-84 years old, 1.5% if 85-90), plus an annual service fee of ..25% when units totalling $1,000,000 or more have been sold and remain on the records of Fortis Benefits with a value of $1,000,000 or more. Commissions will be paid twice monthly. There is no commission on sales accomplished through exchange of products.

FIRST FORTIS LIFE INSURANCE COMPANY CONTRACTS:

The Dealer sales commission is 6% of the purchase amount (3.5% if the owner or annuitant is 80-84 years old, 1.75% if 85-90). Commissions will be paid twice monthly. There is no commission on sales accomplished through exchange of products.

Service fees are not payable as commissions, but only as additional compensation to the Dealer for Service and Conservation of policies in force. Service fees will terminate upon termination of the Agreement.

Investors reserves the right to revise the compensation payable herein from time to time, but any such revision will apply only to purchase payments received after the effective date of such revision.

97772N (9/94)

If the premium on any policy is refunded by the Insurance Companies for any reason, or if the Insurance Companies cancel or reduce the amount of a policy for any cause, either before or after termination of the Agreement, the Dealer agrees to repay on demand any compensation received on that premium.

Investors will furnish the Dealer with a statement of account, no less frequently than monthly. The compensation payable under this Supplement will be paid monthly as long as this agreement remains in effect. In the event of termination of this Agreement all compensation payable under this Supplement shall terminate.

5.  GENERAL PROVISIONS

A. FEES, SUPPLIES, SOFTWARE AND RECORDS. The Dealer will pay fees in accordance with published rules and regulations. All ratebooks, printed material, computer software and other supplies furnished by the Insurance Companies, and all documents and records of any and every description relating to the Insurance Companies' business or the names and addresses of policyholders and description of their coverages are confidential information and will not be used by or otherwise disclosed to another party for any purpose whatsoever and will be delivered to Investors upon demand. Upon any termination of this Agreement all such confidential information will be returned to Investors.

B. ASSIGNMENT. No assignment of this Agreement or of any compensation due the Dealer will be valid unless authorized in advance in writing by an officer of Investors. Any such assignment will be subject to and subordinate to any and all indebtedness of the Dealer to Investors.

C. AMENDMENT. No modification of the Agreement or Schedule will bind Investors unless it is made in writing and executed by an officer of Investors.

6.  ORDERS

Applications to purchase variable annuity contracts sold in the state of New York, together with a remittance for the full amount of the order (made payable to "First Fortis Life Insurance Company"), should be sent to Post Office Box 3209, Syracuse, NY 13220. Applications to purchase variable annuity contracts sold in any other state, together with a remittance for the full amount of the order (made payable to "Fortis Benefits Insurance Company"), should be sent to Post Office Box 64272, St. Paul, MN 55164. No telephonic orders will be accepted.

FORTIS-Registered Trademark-

FORTIS INVESTORS, INC.
P.O. Box 64284
St. Paul, MN 55164
(612) 738-4000                     VARIABLE UNIVERSAL LIFE INSURANCE
(800) 800-2638                     SUPPLEMENT TO DEALER SALES AGREEMENT
-------------------------------------------------------------------------------

1.  APPOINTMENT AND AUTHORITY

The Dealer, when appointed by Fortis Benefits Insurance Company (herein called the Company), is authorized to take applications for products listed in the current Dealer Compensation Schedule, to collect and send initial premiums to the Company, and to deliver and service policies. These duties shall be performed only in states in which the Dealer is properly licensed and the Company is qualified to do business.

The Dealer is also authorized by Investors to recruit and nominate others, hereafter Representatives, who, when duly licensed in any state where they will be soliciting, will be appointed by the Company. It is understood and agreed that such Representatives will be Representatives of the Dealer and that the Dealer shall be solely responsible for their conduct. Representatives may accept applications for products listed in the current Dealer Compensation Schedule once properly appointed. Investors and the Company reserve the right to refuse to appoint any nominated Representative or, once appointed, to terminate any appointment.

The Dealer or Representative will not make, alter or discharge any contract of insurance, nor waive any of the provisions of any such contract.

2.  RESPONSIBILITIES

The Dealer agrees to comply with all applicable insurance and securities laws and regulations relating to the business of insurance and with all rules and regulations of the Company, and shall indemnify and hold Investors and the Company harmless for any and all claims, expenses, costs, and damages which may be asserted by any third party or parties against Investors or the Company arising from any breach of this Agreement.

3.  COMPENSATION

The current Dealer Compensation Schedule sets forth the compensation payable on premiums paid in cash for policies issued, delivered and accepted upon applications taken by any Representative who is under the direction of the Dealer. The right is reserved to Investors to change the commission rates and any such revisions will apply only to applications issued after the effective date of such revisions. Any compensation paid by Investors to Representatives under the supervision of the Dealer will be deducted from the Dealer's compensation.

If the premium on any policy is refunded by the Company for any reason, or if the Company cancels or reduces the amount of a policy for any cause, either before or after termination of the Agreement, the Dealer agrees to repay on demand any compensation received on that premium.

Investors will furnish the Dealer with a statement of account, no less frequently than monthly. In the event of termination of this Agreement, the following limitations on Compensation will apply:

A. NORMAL TERMINATION. If the Agreement is terminated other than for cause, Investors will pay the Dealer First Year Commissions and Renewal Commission to which the Dealer would have been entitled had this Agreement remained in effect and the rights to all other compensation will terminate.

B. TERMINATION OF COMPENSATION. If during any calendar year after termination of the Agreement, the total amount of compensation payable to the Dealer under this Agreement is less than one thousand dollars ($1,000), no further commissions or other compensation will be earned or paid in any subsequent year under this Agreement.

97771N (9/94)

C. TERMINATION FOR CAUSE. If the Dealer: (1) fails or refuses to comply with the provisions of this Agreement; (2) seeks to induce any policyholder to discontinue payment of premium or to relinquish any policy with the Company, or aids others to do so; (3) defrauds or attempts to defraud Investors or the Company; (4) withholds any funds or property of Investors or the Company; or (5) has any of the required insurance or securities licenses (including NASD license) revoked, then the Dealer's rights or interest to compensation under this Supplement shall terminate.

D. SERVICE FEES. Service fees are not payable as commissions, but only as additional compensation to the Dealer for Service and Conservation of policies in force. Service fees will terminate upon termination of the Agreement.

4.  GENERAL PROVISIONS

A. FEES, SUPPLIES, SOFTWARE AND RECORDS. The Dealer will pay fees in accordance with published rules and regulations. All ratebooks, printed material, computer software and other supplies furnished by the Company, and all documents and records of any and every description relating to the Company's business or the names and addresses of policyholders and description of their coverages are confidential information and will not be used or otherwise disclosed to another party for any purpose whatsoever and will be delivered to Investors upon demand.

B. ASSIGNMENT. No assignment of this Agreement or of any compensation due the Dealer will be valid unless authorized in advance in writing by an officer of Investors. Any such assignment will be subject to and subordinate to any and all indebtedness of the Dealer to Investors.

C. AMENDMENT. No modification of the Agreement or Schedule will bind Investors unless it is made in writing and executed by an officer of Investors.

5.  ORDERS

Applications to purchase variable universal life contracts, together with a remittance for the full amount of the order (made payable to "Fortis Benefits Insurance Company"), should be send to P.O. Box 64582, St. Paul, MN 55164.
No telephone orders will be accepted.